EXHIBIT 21


                         Subsidiaries of the Registrant




     Name                                        Jurisdiction of Incorporation
     ----                                        -----------------------------


American Technical Ceramics (Florida), Inc.                 Florida

Phase Components, Ltd.                                      Great Britain

American Technical Ceramics Europe, Aktiebolag              Sweden

American Technical Ceramics (China), Ltd.                   Delaware




                 All of the above subsidiaries are wholly-owned.


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